Calculation of Filing Fee Tables
S-8
Lycia Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share - To be issued or outstanding under the 2026 Equity Incentive Plan	Other	6,024,792	$ 18.00	$ 108,446,256.00	0.000087	$ 9,434.82
2	Equity	Common stock, par value $0.0001 per share - To be issued under the 2026 Employee Stock Purchase Plan	Other	550,000	$ 15.30	$ 8,415,000.00	0.000087	$ 732.11
3	Equity	Common stock, par value $0.0001 per share - Outstanding under the 2020 Equity Incentive Plan (Stock Options)	Other	4,473,582	$ 2.72	$ 12,168,143.04	0.000087	$ 1,058.63
Total Offering Amounts:						$ 129,029,399.04		$ 11,225.56
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,225.56
Offering Note
[1]	1(a) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. 1(b). Represents shares of common stock reserved for issuance under the 2026 Equity Incentive Plan (the "2026 Plan"), including (i) 3,327,330 shares of common stock reserved for future issuance under the 2026 Plan, (ii) 172,670 shares of common stock subject to stock options outstanding under the 2026 Plan as of the date of this Registration Statement and (iii) 2,524,792 shares of common stock previously reserved but unissued under the 2020 Equity Incentive Plan (the "2020 Plan") that are now available for issuance under the 2026 Plan. In addition, any shares of common stock that are (w) subject to awards granted under the 2020 Plan that cease to be subject to such awards, by forfeiture or otherwise, (x) issued under the 2020 Plan pursuant to the exercise of stock options that are forfeited, (y) subject to awards granted under the 2020 Plan that are repurchased by the Registrant at the original price, or (z) subject to awards granted under the 2020 Plan that are used to pay the exercise price of an award, as applicable, or withheld to satisfy the tax withholding obligations related to any award, will be available for future grant and issuance under the 2026 Plan. 1(c). Proposed Maximum Offering Price Per Unit determined solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $18.00.

[2]	2(a) See note 1.a. above. 2.a. Represents shares of common stock reserved for issuance under the 2026 Employee Stock Purchase Plan (the "ESPP") as of the date of this Registration Statement. 2(b) Proposed Maximum Offering Price Per Unit calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant's common stock multiplied by 85%, which is the percentage of the price per share applicable to purchases under the ESPP.

[3]	3(a) See note 1.a. and 1.b. above. 3.a. Represents shares of common stock reserved for issuance pursuant to outstanding stock option awards under the 2020 Plan as of the date of this Registration Statement. Any such shares of common stock that are (i) subject to awards granted under the 2020 Plan that cease to be subject to such awards, by forfeiture or otherwise, (ii) issued under the 2020 Plan pursuant to the exercise of stock options that are forfeited, (iii) subject to awards granted under the 2020 Plan that are repurchased by the Registrant at the original price or (iv) subject to awards granted under the 2020 Plan that are used to pay the exercise price of an award, as applicable, or withheld to satisfy the tax withholding obligations related to any award, will be available for issuance under the 2026 Plan. 3(b) Proposed Maximum Offering Price Per Unit calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $2.72 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources